Exhibit 10.2

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of May 10, 2011, by and between OROGRANDE IRON ORE COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Florida (together with is successors and permitted assigns, the “Assignor”), and IMG IRON ORE TRADING S.A., a sociedad anónima under the laws of the British Virgin Islands (together with is successors and permitted assigns, the “Assignee”).

W I T N E S S E T H   T H A T:

WHEREAS, the Assignor, as buyer, and Gulf Coast Mining Group, LLC, a limited liability company organized and existing under the laws of the State of Nevada (“Gulf Coast”), as seller, have executed a Contract for Sale and Purchase of Iron Ore (Contract No. OG-2011), dated May 2, 2011 (the “Purchase and Sale Agreement”), pursuant to which Gulf Coast agreed to sell and the Assignor agreed to purchase certain amounts of iron ore, mined from those certain mining properties located in OroGrande, New Mexico named Iron Duke, Cinco de Mayo, Virginia and Barbara Loads, throughout a three-year term for a price of forty dollars ($40.00) per dry metric ton plus all associated costs and commission, pursuant to the terms and conditions therein contained;

WHEREAS, the Assignor desires to irrevocably assign all of its rights, title, powers and interests under and pursuant to the Purchase and Sale Agreement to the Assignee, and to delegate all of its duties and obligations under and pursuant to the Purchase and Sale Agreement to the Assignee; and

WHEREAS, the Assignee has agreed to receive and accept all of the rights, title, powers and interests of the Assignor under and pursuant to the Purchase and Sale Agreement and to assume and perform all of the duties and obligations of the Assignor under and pursuant to the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

 1. Assignment and Assumption. The Assignor, subject to the satisfaction of the conditions herein contained, hereby irrevocably assigns, transfers and sets over to the Assignee, for the benefit of the Assignee, all of the Assignor’s rights, powers, title and interests in, to and under the Purchase and Sale Agreement, and the Assignor hereby delegates to the Assignee all of the Assignor’s duties and obligations under the Purchase and Sale Agreement, and the Assignee hereby accepts all of the rights, powers, title and interests, and assumes all of the duties and obligations, of the Assignor under and pursuant to the Purchase and Sale Agreement, all to the same effect as if the Assignee were the “Buyer” as defined in the Purchase and Sale Agreement.

 2. Agreement to Perform.  At such time as the assignment contemplated hereby is effected, the Assignee agrees to faithfully perform and discharge all the terms, conditions, and obligations of the Assignor under the Purchase and Sale Agreement, including, but not limited to payment of all amounts owed thereunder.

 3. Conditions Precedent.  This assignment and any delegation granted pursuant hereto is subject to the satisfaction of the following conditions precedent, subject to the satisfaction of the Assignor in its sole discretion:

(a) (i) one hundred eighty thousand (180,000) dry metric tons of iron ore have been delivered to the Assignee pursuant to the terms and conditions of the Purchase and Sale Agreement; (ii) such iron ore has been purchased from the Assignee by a third party purchaser; and (iii) such iron ore has been fully paid for (and is non-assessable) by the third party purchaser of the iron ore;

(b) all principal, interest, fees and any other amounts owed pursuant to that certain loan agreement, dated December 20, 2010 (the “Loan Agreement”), by and among Iron Mining Group, Inc., a corporation incorporated under the laws of the State of Florida, as borrower (“IMG”), the lenders identified on the signature pages thereto (and any party that may become a lender pursuant thereto, collectively, the “Lenders”), and MST Financial, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as administrative agent and collateral agent (in such capacities, the “Agent”), pursuant to which the Lenders advanced Three Million Three Hundred Thousand United States Dollars (US$3,300,000) to IMG pursuant to the terms and conditions therein contained, has been fully repaid; and

(c) with respect to the Loan Agreement and all documents executed in connection therewith, any lien, pledge, security interest, assignment, encumbrance, claim, option, reservation, purchase right, and/or other charge, security, encumbrance, or claim of any kind or nature whatsoever has been terminated.

 4. Termination.  Prior to the satisfaction of the conditions precedent contained herein, this Agreement shall automatically terminate upon the occurrence of any of the following:

(a) other than (i) Javalon S.A. (“Javalon”) with respect to IMG and (ii) IMG with respect to the Assignee, Heirro IMG Mexico S.A. de CV (“Heirro”) and CIM Mineral Investors, SA (“CIM” and, together with Heirro and the Assignee, collectively, the “Subsidiaries”), any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of IMG or the Subsidiaries;

(b) other than (i) Javalon with respect to IMG and (ii) IMG with respect to the Subsidiaries, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) takes possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of IMG or the Subsidiaries;

(c) the Boards of Directors of IMG or the Subsidiaries cease to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the existing directors; and

(d) the Lender, the Agent, or any other party takes steps to exercise any rights or remedies pursuant to the Loan Agreement and/or the documents executed in connection therewith.

 5. Assignment Provision. Such assignment is permitted pursuant to the terms and conditions contained in the Purchase and Sale Agreement and the documents executed in connection therewith.  All parties hereby agree to comply with the terms and conditions contained in the Purchase and Sale Agreement all to the same effect as if the Assignee were the “Buyer” as defined therein.

 6. No Other Amendment.  All other terms and conditions of the Purchase and Sale Agreement and all terms and conditions contained in the documents executed in connection therewith, shall remain in full force and effect and the Purchase and Sale Agreement shall be read and construed as if the terms of this Agreement were included therein by way of addition or substitution, as the case may be.

 7. Counterparts and Electronic Delivery.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed copy of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy.

 8. Notices.  All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to parties at the address, facsimile number or email address of each set forth below or at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

If to the Assignor:
OroGrande Iron Ore Company, LLC
1314 E. Las Olas Blvd., Suite 95
Fort Lauderdale, FL 33301
Telephone No.: (310) 880-8233
Facsimile No.: (310) 919-3116
Email: Garrett@Javalon.com
Attention: Garrett K. Krause

If to the Assignee:
IMG Iron Ore Trading S.A.
295 Madison Avenue, 12th Floor
New York, NY  10019
Telephone No.: (646) 389-3070
Facsimile No.: (310) 919-3116
Email: Garrett@IronMG.com
Attention: Garrett K. Krause

If to either the Assignor or the Assignee, a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, NJ 08830
Telephone: (732) 395-4400
Facsimile: (732) 395-4401
Email: sbrookman@lucbro.com
Attention: Seth A. Brookman, Esq.

Every notice or other communication shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following banking day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a banking day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following banking day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

 9. Further Assurances.  The parties shall take such further actions, and duly execute and deliver such further agreements or documents and do such further acts and things as may be necessary or proper in the reasonable opinion of the parties to carry out more effectively the provisions and purposes of this Agreement.

 10. Modifications in Writing.  No provision of this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by all parties.

 11. Further Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the Assignor and the Assignee and their respective successors and assigns, except that the Assignee may not assign any of its rights or obligations hereunder without the express written consent of the Assignor and, provided that no more than an aggregate of one hundred eighty (180) dry metric tons of iron ore have been delivered by Gulf Coast to the Assignor or the Assignee pursuant to the terms and conditions of the Purchase and Sale Agreement, Gulf Coast.

 12. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

 13. Waiver of Jury Trial.  IT IS MUTUALLY AGREED BY AND AMONG THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

OROGRANDE IRON ORE COMPANY, LLC, as Assignor

By:	/s/ Garrett K. Krause
Name: Garrett K. Krause
Title: Manager

IMG IRON ORE TRADING, S.A., as Assignee

By:	/s/ Garrett K. Krause
Name: Garrett K. Krause
Title: CEO/President